Agreement and Plan of Reorganization

                          Dated as of November 14, 1997

                                      Among

                                    Jesse Sayegh

                           The New Bellevue Theater Corp.

                            CCC Bellevue Cinema Corp.

                                       and

                            Clearview Cinema Group, Inc.



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ARTICLE I.  DEFINITIONS; CONSTRUCTION........................................1
  1.1. DEFINITIONS...........................................................1
  1.2. CONSTRUCTION..........................................................5
ARTICLE II. THE TRANSACTION..................................................5
  2.1. EXCHANGE OF ASSETS....................................................5
  2.2. CASH..................................................................6
  2.3.  RETAINED ASSETS......................................................6
  2.4.  [NOT USED]...........................................................6
  2.5. RETAINED LIABILITIES..................................................6
  2.6. EXCHANGE OF STOCK FOR ASSETS..........................................6
  2.7. CLOSING...............................................................7
  2.8. TITLE.................................................................7
  2.9. CERTAIN CONSENTS......................................................7
  2.10. CCG SHARES...........................................................7
ARTICLE III. REPRESENTATIONS AND WARRANTIES OF TRANSFEROR....................8
  3.1. ORGANIZATION..........................................................8
  3.2. AUTHORIZATION; ENFORCEABILITY.........................................8
  3.3. NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS..........................8
  3.4. CINEMA INCOME STATEMENTS..............................................9
  3.5. NO CHANGES............................................................9
  3.6. TAXES.................................................................9
  3.7. UNDISCLOSED LIABILITIES..............................................10
  3.8. CONDITION OF ASSETS; TITLE; BUSINESS.................................10
  3.9. NO PENDING LITIGATION OR PROCEEDINGS.................................10
  3.10. CONTRACTS...........................................................10
  3.11. PERMITS; COMPLIANCE WITH LAW........................................10
  3.12. LEASED REAL ESTATE..................................................11
  3.13. LABOR RELATIONS.....................................................11
  3.14. INSURANCE...........................................................11
  3.15. INTELLECTUAL PROPERTY RIGHTS........................................11
  3.16. EMPLOYEE BENEFITS...................................................12
  3.17. ENVIRONMENTAL MATTERS...............................................12
  3.18. ADDITIONAL THEATERS.................................................13
  3.19. SECURITIES MATTERS..................................................13
  3.20. FINDERS' FEES.......................................................14
ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF TRANSFEREE....................14
  4.1. ORGANIZATION.........................................................14
  4.2. AUTHORIZATION AND ENFORCEABILITY.....................................14
  4.3. NO VIOLATION OF LAWS; CONSENTS.......................................14
  4.4. NO PENDING LITIGATION OR PROCEEDINGS.................................15
  4.5. FINDERS' FEES........................................................15
  4.6. STOCK OWNERSHIP......................................................15
  4.7. CCG SHARES...........................................................15
ARTICLE V. CERTAIN COVENANTS................................................15
  5.1. CONDUCT OF BUSINESS PENDING CLOSING..................................15
  5.2. FULFILLMENT OF AGREEMENTS............................................16
  5.3. EMPLOYMENT, SEVERANCE AND TERMINATION PAYMENTS.......................16
  5.4. TRANSFEROR'S EMPLOYEES...............................................16
  5.5. WORKERS' COMPENSATION AND DISABILITY CLAIMS..........................16
  5.6. COVENANT NOT TO COMPETE..............................................17
  5.7. PUBLICITY............................................................17
  5.8. TRANSITIONAL MATTERS.................................................18
  5.9. BOOKS AND RECORDS....................................................18
  5.10. PERMITS; N.J. ISRA..................................................18
ARTICLE VI. CONDITIONS TO CLOSING; TERMINATION..............................18
  6.1. CONDITIONS PRECEDENT TO OBLIGATION OF TRANSFEREE.....................18
  6.2. CONDITIONS PRECEDENT TO OBLIGATION OF TRANSFEROR AND MR. SAYEGH......20
  6.3. DELIVERIES AND PROCEEDINGS AT CLOSING................................21
  6.4. TERMINATION..........................................................22
ARTICLE VII. SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION...................23
  7.1. SURVIVAL OF REPRESENTATIONS..........................................23
  7.2. INDEMNIFICATION BY TRANSFEROR AND MR. SAYEGH.........................23
  7.3. INDEMNIFICATION BY TRANSFEREE........................................24
  7.4. WAIVER OF STATUTE OF LIMITATIONS.....................................24
  7.5. NOTICE OF CLAIMS.....................................................24
  7.6. THIRD PARTY CLAIMS...................................................24
  7.7. LIMITATION ON INDEMNIFICATION........................................25
  7.8. PAYMENT..............................................................25


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ARTICLE VIII. MISCELLANEOUS.................................................25
  8.1. COSTS AND EXPENSES...................................................25
  8.2. PRORATION OF EXPENSES................................................25
  8.3. BULK SALES...........................................................25
  8.4. FURTHER ASSURANCES...................................................25
  8.5. NOTICES..............................................................26
  8.6. CURRENCY.............................................................26
  8.7. OFFSET; ASSIGNMENT; GOVERNING LAW....................................27
  8.8. AMENDMENT AND WAIVER; CUMULATIVE EFFECT..............................27
  8.9. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES.......................27
  8.10. THIRD PARTY BENEFICIARY.............................................27
  8.11. SEVERABILITY........................................................27
  8.12. COUNTERPARTS........................................................28

                              Agreement and Plan of Reorganization ("Agreement"), dated as of November 14, 1997, by and among Jesse Sayegh, an individual residing in _________, New Jersey ("Mr. Sayegh"), The New Bellevue Theater Corp., a New Jersey corporation ("Transferor"), CCC Bellevue Cinema Corp., a Delaware corporation ("Transferee"), and Clearview Cinema Group, Inc., a Delaware corporation ("CCG").

      Transferor currently owns and operates a four-screen movie cinema located in Montclair, New Jersey (the "Cinema"). Transferee is a wholly owned subsidiary of CCG.

      Mr. Sayegh proposes to lease to Transferee the real estate on which the Cinema is located, pursuant to the Lease Agreement attached as EXHIBIT A hereto.

      For federal income tax purposes, it is intended that this transaction shall qualify as a reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended.

      In  consideration  of  the  representations,   warranties,  covenants  and
agreements contained herein, Transferor, Transferee, Mr. Sayegh and CCG, each intending to be legally bound hereby, agree as set forth below.

                                        ARTICLE I.
                                DEFINITIONS; CONSTRUCTION

      1.1. DEFINITIONS. As used in this Agreement, the following terms have the meanings specified in this SECTION 1.1. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

      "Affiliate" means, with respect to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such Person.

      "Agreement" means this Agreement and Plan of Reorganization, as it may be amended from time to time.

      "Basket Amount" has the meaning given that term in SECTION 7.7.

      "Benefit Plan" means any written and unwritten "employee benefit plans" within the meaning of Section 3(3) of ERISA, and any other written and unwritten profit sharing, pension, savings, deferred compensation, fringe benefit, insurance, medical, medical reimbursement, life, disability, accident, post-retirement health or welfare benefit, stock option, stock purchase, sick pay, vacation, employment, severance, termination or other plan, agreement, contract, policy, trust fund or arrangement, whether or not funded and whether or not terminated, (i) maintained or sponsored by Transferor, or (ii) with respect to which Transferor has or may have Liability or is obligated to contribute, or (iii) that otherwise covers any of the current or former employees of

Transferor or their beneficiaries, or (iv) as to which any such current or former employees of Transferor or their beneficiaries participated or were entitled to participate or accrue or have accrued any rights thereunder.

      "Business" means the operation of the Cinema.

      "Transferee" has the meaning given that term in the heading of this Agreement.

      "Transferee Damages" has the meaning given that term in SECTION 7.2.

      "Transferee Indemnitees" has the meaning given that term in SECTION 7.2.

      "CCG" has the meaning given that term in the heading of this Agreement.

      "CCG Shares" means the shares of Common Stock of CCG being delivered by Transferee to Transferor pursuant to this Agreement.

      "CERCLIS" means the United States Comprehensive Environmental Response Compensation Liability Information System List pursuant to Superfund.

      "Cinema" has the meaning given that term in the first introductory paragraph of this Agreement.

      "Closing" has the meaning given that term in SECTION 2.7.

      "Closing Date" has the meaning given that term in SECTION 2.7.

      "Code" means the United States Internal Revenue Code of 1986, as amended, and the applicable rulings and regulations thereunder.

      "Damages" means Transferee Damages or Transferor Damages, as the case may be.

      "Deposit" has the meaning given that term in SECTION 2.6.

      "Encumbrance" means any liability, debt, mortgage, deed of trust, pledge, security interest, encumbrance, option, right of first refusal, agreement of sale, adverse claim, easement, lien, assessment, restrictive covenant, encroachment, burden or charge of any kind or nature whatsoever or any item similar or related to the foregoing.

      "Environmental Law" means any applicable Law relating to public health and safety or protection of the environment, including common law nuisance, property damage and similar common law theories.

      "ERISA" means the United States Employee Retirement Income Security Act of 1974, as amended, and the applicable rulings and regulations thereunder.

      "GAAP" means United States generally accepted accounting principles as they would be applied to the Cinema.

      "Governing Documents" means, with respect to any Person who is not a natural Person, the certificate or articles of incorporation, bylaws, deed of trust, formation or governing agreement and other charter documents or organization or governing documents or instruments of such Person.

      "Governmental Body" means any court, government (federal, state, local or foreign), department, commission, board, bureau, agency, official or other regulatory, administrative or governmental authority or instrumentality.

      "Income Statements" has the meaning given that term in SECTION 3.4.

      "Indemnified Party" has the meaning given that term in SECTION 7.5.

      "Indemnifying Party" has the meaning given that term in SECTION 7.5.

      "Intellectual Property Rights" means trademark and service mark rights, applications and registrations, trade names, fictitious names, service marks, logos and brand names, copyrights, copyright applications, letters patent, patent applications and licenses of any of the foregoing, improvements, blueprints, specifications, drawings, designs and other intellectual property and proprietary rights.

      "IRS" means the United States Internal Revenue Service.

      "Law" means any applicable federal, state, municipal, local or foreign statute, law, ordinance, rule, regulation, judgment or order of any kind or nature whatsoever including any public policy, judgment or order of any Governmental Body or principle of common law.

      "Lease Agreement" mean the Lease Agreement for the Cinema identified on EXHIBIT A hereto.

      "Leased Real Estate" means the real estate subject to the Lease Agreement.

      "Liabilities" with respect to any Person, means all debts, liabilities and obligations of such Person of any nature or kind whatsoever, whether or not due or to become due, accrued, fixed, absolute, matured, determined, determinable or contingent and whether or not incurred directly by such Person or by any predecessor of such Person, and whether or not arising out of any act, omission, transaction, circumstance, sale of goods or service or otherwise.

      "Litigation" has the meaning given that term in SECTION 3.9.

      "Other Agreements" means the other agreements and instruments of title, assignment or assumption hereunder.

      "Permits" has the meaning given that term in SECTION 3.11.

      "Permitted Encumbrances" means liens for current taxes not yet due and liens of public record on personal property identified on SCHEDULE 1.1P.

      "Person" means and includes a natural person, a corporation, an association, a partnership, a limited liability company, a trust, a joint venture, an unincorporated organization, a business, a Governmental Body and any other legal entity.

      "Registration Rights Agreement" has the meaning given that term in SECTION 6.1(N).

      "Regulated Material" means any hazardous substance as defined by any Environmental Law and any other material regulated by any applicable Environmental Law, including petroleum, petroleum-related material, crude oil or any fraction thereof, PCBs and friable asbestos.

      "Related  Party" means (i)  Transferor,  (ii) any Affiliate of Transferor,
(iii) any officer or director of any Person identified in clauses (i) or (ii) preceding, and (iv) any spouse, sibling, ancestor or lineal descendant of any natural Person identified in any one of the preceding clauses.

      "Retained Assets" has the meaning given that term in SECTION 2.3.

      "Retained Liabilities" has the meaning given that term in SECTION 2.5.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Security Deposits" means the security deposits under the Leases.

      "Superfund" means the United States Comprehensive Environmental Response Compensation and Liability Act of 1980, 42 U.S.C. Sections 6901 ET SEQ., as amended.

      "Tax" means any domestic or foreign federal, state, county or local tax, levy, impost or other charge of any kind whatsoever, including any interest or penalty thereon or addition thereto, whether disputed or not.

      "Tax Return" means any return, declaration, report, claim for refund, or information return or statement relating to any Tax, including any schedule or attachment thereto, and including any amendment thereof.

      "Transferor" has the meaning given that term in the heading of this Agreement.

      "Transferor Damages" has the meaning given that term in SECTION 7.3.

      "Transferor Group" means Transferor and any corporation that may be aggregated with Transferor under Sections 414(b), (c), (m) or (o) of the Code.

      "Transferor Indemnitees" has the meaning given that term in SECTION 7.3.

      "Transferor's   Predecessor"   means  any   predecessor   in  interest  to
Transferor, whether by merger, combination, reorganization or otherwise.

      "Transferred Assets" has the meaning given that term in SECTION 2.1(D).

      "Voting  Trust  Agreement"  has the  meaning  given  that term in  SECTION
6.1(M).

      1.2. CONSTRUCTION.  As used herein, unless the context otherwise requires:
(i)  references to "Article" or "Section"  are to an article or section  hereof;
(ii) all "Exhibits" and "Schedules" referred to herein are to Exhibits and Schedules attached hereto and are incorporated herein by reference and made a part hereof; (iii) "include", "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; and (iv) the headings of the various articles, sections and other subdivisions hereof are for convenience of reference only and shall not modify, define or limit any of the terms or provisions hereof.

                                   ARTICLE II.
                                 THE TRANSACTION

      2.1. EXCHANGE OF ASSETS. Except as otherwise provided in SECTIONS 2.2 and 2.3, at the Closing, Transferor shall convey, transfer and assign to Transferee, and Transferee shall assume from Transferor, all of Transferor's properties and business as a going concern, and goodwill and tangible or intangible assets of every kind, nature and description existing on the Closing Date located at or used in connection with the Cinema, whether personal, in electronic form or otherwise, and whether or not any of such assets have any value for accounting purposes or are carried or reflected on or specifically referred to in its books or financial statements, free and clear of all Encumbrances (collectively, the "Transferred Assets"). Without limiting the foregoing, the Transferred Assets shall include the following:

            (i) All of Transferor's tangible assets, including office furniture, office equipment and supplies, computer hardware and software, projectors, projector bulbs, ticketing machines, leasehold improvements on or related to the Leased Real Estate or related to the Business;

            (ii) All of Transferor's books, records, manuals, documents, books of account, correspondence, sales reports, literature, brochures, advertising material and the like related to the Business (other than accounting records and corporate books and records as defined in SECTION 2.3);

            (iii)  All  of  Transferor's   inventory  and  supplies,   including
concession products, candy items and paper goods for the Business;

            (iv) All of Transferor's rights under leases for personal property, if any;

            (v)  All of Transferor's rights under the Permits;

            (vi) All of Transferor's goodwill and rights in and to the name "Bellevue";

            (vii) Transferor's rights to the telephone numbers for Cinema location; and

            (viii) The goodwill of the Business.

      2.2. CASH. As a convenience, Transferor shall assign petty cash on hand at Closing to Transferee and Transferee shall at Closing reimburse Transferor for the face amount of such cash.

      2.3. RETAINED ASSETS. Except for the Transferred Assets, Transferee is not receiving and Transferor is not assigning Transferor's accounting records and corporate minute books, stock books and corporate seal (collectively, the "Retained Assets"). Accounting Records of Transferor shall remain the exclusive property of Transferor in accord with this Section, and shall mean any and all books of original entry, including any register or computer tapes, all journals or ledgers, all canceled checks, payroll records, bank or other account statements, including account statements or reports to or from any vendors, suppliers, film companies, or otherwise, including any correspondence relating to same or to any other items designated as an accounting record hereunder, and including all financial statements, records, tax returns, and all workpapers or supporting information relating thereto, including all information gathered or compiled by Transferor or Transferor's agents or accountants therefor, or summaries of same, including all disks, print-outs, or other digital or analog, written or electronic recording thereof. The Purchased Assets shall not include any permits that are non-transferable. Transferor knows of no reason why any permit issued to Transferor for use in its business would not be issued to Transferee for use by it after the Closing, assuming only Transferee is qualified to receive same.

      2.4.  [NOT USED].

      2.5. RETAINED LIABILITIES. Transferee does not hereby and shall not assume or in any way undertake to pay, perform, satisfy or discharge any other Liability of Transferor, whether existing on, before or after the Closing Date or arising out of any transactions entered into, or any state of facts existing on, prior to or after the Closing Date (the "Retained Liabilities"), and Transferor agrees to pay and satisfy when due all Retained Liabilities. Without limiting the foregoing, the term "Retained Liabilities" shall include
Liabilities:

            (i)  to any Related Party;

            (ii)  for or under any Benefit Plan;

            (iii) for any Taxes, whether or not by reason of, or in connection with, the transactions contemplated by this Agreement;

            (iv) with respect to Transferor's administrative and corporate operations; and

            (v) to any film distributor.

Transferee   acknowledges  that  Transferee  is  responsible  for  any  and  all liabilities of the Business first occurring after the Closing Date.

      2.6.  EXCHANGE OF STOCK FOR ASSETS.

      (a) EXCHANGE OF STOCK. In exchange for the Transferred Assets, the Transferee shall deliver to the Transferor the CCG Shares. The CCG Shares to be delivered hereunder shall equal that number of shares of CCG Common Stock equal to the result obtained by dividing $750,000 by the closing price for the CCG Shares on the last trading day immediately prior to Closing; provided, HOWEVER, that in no event shall the number of CCG Shares to be delivered hereunder exceed 68,182. The CCG Shares being delivered pursuant hereto shall not be registered under the Securities Act.

      (b) SECTION 368. This transaction is intended to be a reorganization within the meaning of Section 368 of the Code. The CCG Shares to be issued pursuant hereunder will be issued solely in exchange for the Transferred Assets, and no agreement contained herein or contemplated hereby represents, provides for, or is intended to be consideration for the Transferred Assets. The parties hereto shall take reasonable steps necessary to ensure the transaction contemplated herein is treated for federal income tax purposes as set forth in this Section. However, neither party hereto warrants to the other that the transactions herein will be a tax-free reorganization under the Code.

      (c) DEPOSIT. Transferee will deliver to Transferor within three business days after the date that CJM Enterprises receives the consent to the assignment to CCC Cedar Grove Cinema Corp. of the lease for the five-screen theater operated by it at Cedar Grove, New Jersey, a good faith deposit equal to Fifteen Thousand Dollars (the "Deposit") which shall be returned to Transferee at Closing if there is a Closing hereunder. If there is no Closing hereunder, then the Deposit shall be returned promptly to Transferee, unless Transferee is in material breach hereof and such material breach was the sole cause of the failure to Close hereunder. The Deposit shall be held in escrow by Transferor's counsel (as a fiduciary) subject to the terms of this Agreement.

      2.7. CLOSING. The consummation of the exchange of the Transferred Assets and the CCG Shares, and the consummation of the other transactions contemplated hereby (the "Closing") shall take place at 10:00 a.m., local time, on December 12, 1997 at the offices of Kirkpatrick & Lockhart, LLP, 1251 Avenue of the Americas, New York, New York, 10020-1104 or at such other time, date or place as the parties agree (the "Closing Date"). Closing shall be effective at 12:01 a.m. on the Closing Date.

      2.8. TITLE. Title to all Transferred Assets shall pass from Transferor to Transferee at Closing, subject to the terms and conditions of this Agreement. Transferee assume no risk of loss to the Transferred Assets prior to Closing.

      2.9. CERTAIN CONSENTS. Nothing in this Agreement shall be construed as an attempt to assign any Permit included in the Transferred Assets which is by its terms or in law nonassignable without the consent of the other party or parties thereto, unless such consent shall have been given, or as to which all the remedies for the enforcement thereof enjoyed by Transferor would not, as a matter of law, pass to Transferee as an incident of the assignments provided for by this Agreement.

      2.10. CCG SHARES. All CCG Shares being delivered pursuant hereto shall not be registered under the Securities Act and shall be subject to the Voting Trust Agreement and Stockholders shall have the benefit of the Registration Rights Agreement with respect to such Shares. Transferor covenants that it will not sell or dispose of the CCG Shares except in accordance with the rules set forth in Rule 144 issued by the Securities and Exchange

Commission under the Securities Act and shall not sell, transfer or pledge the CCG Shares in the absence of a registration under the Securities Act or unless CCG receives an opinion of counsel (which may be counsel for CCG) reasonably acceptable to it stating that such sale or transfer is exempt from the registration and prospectus delivery requirements of the Securities Act. Transferor agrees and consents that the certificates representing the CCG Share shall contain the following legend:

      THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR PLEDGED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS CLEARVIEW CINEMA GROUP, INC. RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR CLEARVIEW CINEMA GROUP, INC.) REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT AND THAT SUCH SALE OR TRANSFER IS MADE IN ACCORDANCE WITH THE RULE SET FORTH IN RULE 144 ISSUED BY THE SECURITIES EXCHANGE COMMISSION UNDER SAID ACT.

                                  ARTICLE III.
                 REPRESENTATIONS AND WARRANTIES OF TRANSFEROR

      As an inducement to Transferee and CCG to enter into this Agreement and consummate the transactions contemplated hereby, Transferor and Mr. Sayegh jointly and severally represent and warrant to Transferee and CCG as follows:

      3.1. ORGANIZATION. Transferor is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey, and has the power and authority to own or lease its properties, carry on the Business as now conducted, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

      3.2. AUTHORIZATION; ENFORCEABILITY. This Agreement and each Other Agreement to which Transferor is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of Transferor and Mr. Sayegh, enforceable against them in accordance with their respective terms. Each Other Agreement to which Transferor and Mr. Sayegh are to become a party pursuant to the provisions hereof, when executed and delivered by Transferor and Mr. Sayegh, will constitute the legal, valid and binding obligation of Transferor and Mr. Sayegh, enforceable against them in accordance with the terms of such Other Agreement. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings by Transferor.

      3.3. NO VIOLATION OF LAWS OR AGREEMENTS; CONSENTS. Neither the execution and delivery of this Agreement or any Other Agreement to which Transferor or Mr. Sayegh is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Transferor or Mr. Sayegh will: (i) contravene any provision of any Governing Document of Transferor, (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other Person the right to cause such a termination of or loss under, any Purchased Asset or any other material contract, agreement or instrument to which Transferor or Mr. Sayegh is a party or by which any of their assets may be bound or affected, (iii) result in the creation, maturation or acceleration of any Liability of Transferor or Mr.
Sayegh (or give to any other Person the right to cause such a creation, maturation or acceleration), (iv) violate any Law or violate any judgment or order of any Governmental Body to which Transferor is subject or by which any of the Transferred Assets or any of its other assets may be bound or affected, or
(v) result in the creation or imposition of any Encumbrance upon any of the Transferred Assets or give to any other Person any interest or right therein. No consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution and delivery by Transferor or Mr. Sayegh of this Agreement or any of the Other Agreements to which it is or is to become a party pursuant to the provisions hereof or the consummation by Transferor or Mr. Sayegh of the transactions contemplated hereby or thereby.

      3.4. CINEMA INCOME STATEMENTS. The Transferor commenced operation of the Cinema in December, 1996. Attached hereto as EXHIBIT C are the income statements for the Cinema for the nine month period ended August 31, 1997 (the "Income Statements"). The Income Statements (i) are correct and complete, (ii) have been prepared in accordance with GAAP on a consistent basis, and (iii) fairly present the results of operation of the Cinema for periods then ended in accordance with GAAP. Transferor has no money due and owing to any film distributor in connection with the Cinema except for money owing in the normal course of business for which an amount is not ascertainable to pay or which is not due prior to Closing. The aggregate gross box office revenues for the Cinema for the period from January 1, 1997 through August 31, 1997 was $750,000. The aggregate gross concession revenues for the Cinema for the period from January 1, 1997 through August 31, 1997, was $250,000. Earnings before interest, taxes and depreciation and amortization for the Cinema for the period from January 1, 1997 through August 31, 1997 was $236,000.

      3.5. NO CHANGES. Since September 30, 1996, Transferor has conducted the Business only in the ordinary course. Without limiting the generality of the foregoing sentence, since September 30, 1996, there has not been any: (i) material adverse change in the Transferred Assets or Leased Real Estate; (ii) damage or destruction to any Purchased Asset or Leased Real Estate, whether or not covered by insurance; (iii) strike or other labor trouble at the Cinema;
(iv) increase in the salary, wage or bonus of any employee of the Cinema; or (v) agreement or commitment to do any of the foregoing. Except as provided on
SCHEDULE 3.5, since September 30, 1996, Transferor has not made any material changes, substitutions or replacements to the equipment, furniture or fixtures at the Cinema.

      3.6. TAXES. Transferor, its Affiliates and Transferor's Predecessor, have filed or caused to be filed on a timely basis, or will file or cause to be filed on a timely basis, all Tax Returns that are required to be filed by it prior to or on the Closing Date, pursuant to the Law of each governmental authority with taxing power over it. All such Tax Returns were or will be, as the case may be, correct and complete. Transferor and Transferor's Predecessor have paid or will pay all Taxes that have or will become due as shown on such Tax Returns or pursuant to any assessment received as an adjustment to such Tax Returns (subject to all rights of appeal by Transferee). Transferor and Transferor's Predecessor have withheld and paid all Taxes required to have been withheld in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party.

      3.7. UNDISCLOSED LIABILITIES. Except as disclosed on SCHEDULE 3.7, Transferor has no, and after Closing shall have no, Liabilities of any kind or nature whatsoever that would attach to the Transferred Assets or for which any Transferee or CCG may become liable.

      3.8. CONDITION OF ASSETS; TITLE; BUSINESS. Transferor has good, marketable and exclusive title to all of the Transferred Assets. The tangible Transferred Assets are in good operating condition and repair suitable for the purposes for which they are used in the Business, and all equipment included in the Transferred Assets have been maintained in the normal course of business by qualified professionals. Except as disclosed on SCHEDULE 3.8 and except for Permitted Encumbrances, none of the Transferred Assets is subject to any Encumbrance. SCHEDULE 3.8 identifies any property located on the Leased Real Estate that is not owned by Transferor. The Encumbrances identified on SCHEDULE
3.8 will be removed by Transferor on or prior to Closing. The Transferred Assets do not contain any shares of capital stock of or other equity interest in any Person. On the Closing Date, the Transferred Assets will include at a minimum
(i) one functioning xenon projector bulb for each auditorium in the Cinema,  and
(ii) one new, unused, spare xenon projector bulb for each type of projector at the Cinema location.

      3.9. NO PENDING LITIGATION OR PROCEEDINGS. No action, suit, investigation, claim or proceeding of any nature or kind whatsoever, whether civil, criminal or administrative, by or before any Governmental Body or arbitrator ("Litigation") is pending or, to the knowledge of Transferor and Mr. Sayegh, threatened against or affecting Transferor, Mr. Sayegh, the Business, any of the Transferred Assets, the Leased Real Estate, or any of the transactions contemplated by this Agreement or any Other Agreement except for claims for personal injury and workers compensation and further except for claims for property damage identified on SCHEDULE 3.9 and claims by Governmental Bodies identified on
SCHEDULE 3.9. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting Transferor, Mr. Sayegh, the Business, any of the Transferred Assets, the Leased Real Estate, or any of the transactions contemplated by this Agreement or any Other Agreement. Neither Transferor nor Mr. Sayegh has any pending any Litigation against any third party related to the Business.

      3.10. CONTRACTS. There is no contract, lease or other agreement, that materially affects or is used in the Business or the Leased Real Estate.

      3.11. PERMITS; COMPLIANCE WITH LAW. Subject to SECTION 5.10, Transferor holds all health department and certificates of occupancy required under any applicable Law in connection with the operation of the Business and use and occupancy of the Leased Real Estate ("Permits"). The Transferred Assets include all Permits other than the occupancy permit which must be obtained under local law by Transferee. Transferor has received no notice of any violation of Law which has not been remedied or rectified.

      3.12. LEASED REAL ESTATE. Mr. Sayegh has the right to quiet enjoyment of all Leased Real Estate, including all renewal rights under the Lease Agreement. Mr. Sayegh has not received any written or oral notice of assessments for public improvements against any Leased Real Estate or any written or oral notice or order by any Governmental Body, any insurance company that has issued a policy with respect to any of such properties or any board of fire underwriters or other body exercising similar functions that relates to violations of building, safety or fire ordinances or regulations, claims any defect or deficiency with respect to any of such properties or requests the performance of any repairs, alterations or other work to or in any of such properties or in the streets bounding the same, which in each case has not been remedied or rectified. There is no pending condemnation, expropriation, eminent domain or similar proceeding affecting all or any portion of the Leased Real Estate. Mr. Sayegh has not received any written notice of any proposed, planned or actual curtailment of service of any utility supplied to the Leased Real Estate. None of the Leased Real Estate is subleased to any person. The Lease is in full force and effect in accordance with their terms, and have not been modified or amended (other than as disclosed on EXHIBIT A) and, to the knowledge of Transferor and Mr. Sayegh, no party thereto is in default under any of the terms contained therein.

      3.13. LABOR RELATIONS. No employee of Transferor is represented by any union or other labor organization. No representation election, arbitration proceeding, grievance, labor strike, dispute, slowdown, stoppage or other labor trouble is pending or, to the knowledge of Transferor and Mr. Sayegh, threatened against, involving, affecting or potentially affecting Transferor. No complaint against Transferor or Transferor's Predecessor is pending or, to the knowledge of Transferor and Mr. Sayegh, threatened before the National Labor Relations Board, the Equal Employment Opportunity Commission or any similar state or local agency, by or on behalf of any employee of Transferor or Transferor's Predecessor. To the knowledge of Transferor and Mr. Sayegh, Transferor has no Liability for any occupational disease of any of its employees, former employees or others.

      3.14. INSURANCE. SCHEDULE 3.14 discloses all insurance policies on an "occurrence" basis with respect to which Transferor or Transferor's Predecessor is the owner, insured or beneficiary.

      3.15. INTELLECTUAL PROPERTY RIGHTS. Transferor neither owns nor is licensee to any form of Intellectual Property Rights related to the Cinema other than the names "CJM Enterprises", which is a Retained Asset, and rights to show films to the public according to agreements which are Retained Assets and Retained Liabilities. To the knowledge of Transferor and Mr. Sayegh, no other Person has any rights to the names "Middlebrook" in connection with the use of a cinema in Middlebrook, New Jersey. To the knowledge of Transferor and Mr. Sayegh, Transferor is not infringing upon the intellectual property rights of any other Person. SCHEDULE 3.14 identifies all computer software owned by Transferor. With respect to any such computer software, the Transferor makes no agreement or other warranties or representations hereunder other than that Transferor a licensee of certain computer software used by it in connection with certain computer hardware that Transferor is selling to Transferee hereunder and as to any license for software used with respect to said computer hardware,

      (a) Transferor will assign to Transferee at Closing any rights, title, or interest in said software, but without warranty,

      (b) Transferor's obligation to sell, transfer, or assign any such software as is otherwise called for above shall be void if prohibited by any such license, and

      (c) At Closing, regardless of whether (a) or (b) is the case, the price paid by Transferee to Transferor will remain as is otherwise called for in the agreement.

      3.16. EMPLOYEE BENEFITS. Except for medical and dental coverage, life insurance, and long-term disability plans described on SCHEDULE 3.16 for those managers of the Cinema identified on SCHEDULE 3.16, Transferor does not maintain any Benefit Plan for any employees employed at the Cinema. After the Closing, neither Transferee or CCG will have any Liability, with respect to any Benefit Plan of Transferor or any other member of the Transferor Group, whether as a result of delinquent contributions, distress terminations, fraudulent transfers, failure to pay premiums to the PBGC, withdrawal Liability or otherwise. SCHEDULE
3.16 identifies the names of all employees of Transferor employed at the Cinema, including each listed employee's address, current compensation, vacation time to which he or she is entitled and vacation time so far taken. SCHEDULE 3.16 also includes copies of Transferor's payroll records for all persons currently employed by Transferor at the Cinema. There are no written or oral agreements or arrangements providing for the employment by Transferor of any person at the Cinema other than "at will" agreements. All employees of Transferor at the Cinema are employees at will. Transferor does not provide a motor vehicle to any employee of Transferor at the Cinema.

      3.17. ENVIRONMENTAL MATTERS. The representations and warranties contained in this Section are qualified by (i) the disclosures on SCHEDULE 3.17, (ii) the knowledge of Transferor and Mr. Sayegh as to the activities of Tranferor's Predecessors, and (iii) the knowledge of Transferor and Mr. Sayegh as to the activities of third parties prior to the time that Transferor took possession of the property subject to the Lease Agreement:

      (a) COMPLIANCE; NO LIABILITY. Transferor and Transferor's Predecessor have operated the Business and each parcel of Leased Real Estate in compliance with all applicable Environmental Laws. Transferor is not subject to any Liability, penalty or expense (including legal fees) in connection with the Business or ownership or leasing of the Leased Real Estate by virtue of any violation of any Environmental Law, any environmental activity conducted on or with respect to any property or any environmental condition existing on or with respect to any property, in each case whether or not Transferor or Transferor's Predecessors permitted or participated in such act or omission.

      (b) TREATMENT; CERCLIS. Neither Transferor nor Transferor's Predecessors have treated, stored, recycled or disposed of any Regulated Material on any Leased Real Estate in violation of applicable Environmental Laws, and, to the knowledge of Transferor and Mr. Sayegh, no other Person has treated, stored, recycled or disposed of any Regulated Material on any part of the Leased Real Estate in violation of applicable Environmental Laws. There has been no release of any Regulated Material at, on or under any Leased Real Estate. Neither Transferor nor Transferor's Predecessors have transported or arranged for the transportation of any Regulated

Material from the Cinema to any location that is listed or proposed for listing on the National Priorities List pursuant to Superfund, on CERCLIS or any other location that is the subject of federal, state or local enforcement action or other investigation that may lead to claims against Transferor or Transferor's Predecessor for cleanup costs, remedial action, damages to natural resources, to other property or for personal injury including claims under Superfund.

      (c) NOTICES; EXISTING CLAIMS; CERTAIN REGULATED MATERIALS; STORAGE TANKS. Neither Transferor nor Transferor's Predecessors have received any request for information, notice of claim, demand or other notification that it is or may be potentially responsible with respect to any investigation, abatement or cleanup of any threatened or actual release of any Regulated Material. To the knowledge of Transferor and Mr. Sayegh, Transferor is not required to place any notice or restriction relating to the presence of any Regulated Material at any Leased Real Estate. There has been no past, and there is no pending or contemplated, claim by Transferor or Transferor's Predecessor under any Environmental Law or Laws based on actions of others that may have impacted on the Leased Real Estate, and neither Transferor nor Transferor's Predecessors has entered into any agreement with any Person regarding any remedial action or existing environmental Liability or expense with respect to any of the Real Property or any real property adjacent to the Real Property. To the knowledge of Transferor and Mr. Sayegh, all storage tanks located on the Leased Real Estate, whether underground or aboveground, are disclosed on SCHEDULE 3.17. Transferor has not closed or caused to be closed any underground storage tank on the Leased Real Estate.

      (d) CONFIDENTIALITY. Transferee and CCG (for itself and for any affiliate of itself or of Transferee) hereby agree that they will not disclose to any person any information they may have gained with regard to the operation or the finances of the business sold by Transferor hereunder which information was gained by disclosures made to them by Transferor and that this obligation of confidentiality shall survive the Closing. Without otherwise limiting the information subject to the obligation of confidentiality set forth above, the information to be kept confidential by Transferee and Transferee's affiliates, as is set forth above, shall include the financial statements annexed to this agreement and the financial representations made hereunder and any information contained in any accounting records of Transferor as may have been disclosed or made available to Transferee in Transferee's review of Transferor's business prior to Closing.

      3.18. ADDITIONAL THEATERS. Neither Transferor nor Mr. Sayegh has any knowledge of the intention by any person to construct or open any movie theater within a five-mile radius of the Cinema.

      3.19. SECURITIES MATTERS. Mr. Sayegh and Transferor acknowledge that they and their representatives have received and reviewed all of the documents filed by CCG through the date hereof (and on the Closing Date, through the Closing) with the Securities and Exchange Commission. Mr. Sayegh and Transferor and their representatives have had, at their discretion, an opportunity to meet with the officers CCG to discuss CCG's business. Mr. Sayegh and Transferor are each acquiring the CCG Shares for his or its own account with the intention of holding the CCG Shares for purposes of investment, and not as a nominee or agent for any other party, and not with a view to the resale or distribution of any of the CCG Shares, and no Transferor or Stockholder has any intention of selling the CCG Shares or any interest therein in violation of the federal securities laws or any applicable state securities laws. Mr. Sayegh and Transferor understand that the CCG Shares are not registered under the Securities Act of 1933, as amended (the "1933 Act"), or under any state securities laws. Each of Mr. Sayegh and Transferor is an "accredited investor" within the meaning of that term as set forth in Rule 501 issued by the Securities and Exchange Commission under the 1933 Act.

      3.20. FINDERS' FEES. Neither Transferor nor any of its officers, managers or employees has employed any broker or finder or incurred any Liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby or by any Other Agreement.

                                   ARTICLE IV.
                 REPRESENTATIONS AND WARRANTIES OF TRANSFEREE

      As an inducement to Transferor to enter into this Agreement and consummate the transactions contemplated hereby, Transferee and CCG jointly and severally represent and warrant to Transferor and Mr. Sayegh as follows:

      4.1. ORGANIZATION. Each of Transferee and CCG is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has the corporate power and authority to own or lease its properties, carry on its business, enter into this Agreement and the Other Agreements to which it is or is to become a party and perform its obligations hereunder and thereunder.

      4.2. AUTHORIZATION AND ENFORCEABILITY. This Agreement and each Other Agreement to which Transferee and CCG is a party have been duly executed and delivered by and constitute the legal, valid and binding obligations of Transferee and CCG, enforceable against it in accordance with their respective terms. Each Other Agreement to which Transferee and CCG is to become a party pursuant to the provisions hereof, when executed and delivered by Transferee and CCG, will constitute the legal, valid and binding obligation of Transferee and CCG, enforceable against Transferee and CCG in accordance with the terms of such Other Agreement. All actions contemplated by this Section have been duly and validly authorized by all necessary proceedings by Transferee and CCG.

      4.3. NO VIOLATION OF LAWS; CONSENTS. Neither the execution and delivery of this Agreement or any Other Agreement to which Transferee or CCG is or is to become a party, the consummation of the transactions contemplated hereby or thereby nor the compliance with or fulfillment of the terms, conditions or provisions hereof or thereof by Transferee or CCG will: (i) contravene any provision of the Governing Documents of any Transferee or CCG, (ii) conflict with, result in a breach of, constitute a default or an event of default (or an event that might, with the passage of time or the giving of notice or both, constitute a default or event of default) under any of the terms of, result in the termination of, result in the loss of any right under, or give to any other Person the right to cause such a termination of or loss under, any contract, agreement or instrument to which any Transferee or CCG is a party or by which any of their assets may be bound or affected, (iii) result in the creation, maturation or acceleration of any Liability of any Transferee or CCG (or give to any other Person the right to cause such a creation, maturation or acceleration), or (iv) violate any Law or any judgment or order of any Governmental Body to which any Transferee or CCG is subject or by which any of its assets may be bound or affected. Except for the consent of Provident Bank, no consent, approval or authorization of, or registration or filing with, any Person is required in connection with the execution or delivery by Transferee or CCG of this Agreement or any of the Other Agreements to which Transferee or CCG is or is to become a party pursuant to the provisions hereof or the consummation by Transferee or CCG of the transactions contemplated hereby or thereby.

      4.4. NO PENDING LITIGATION OR PROCEEDINGS. No Litigation is pending or, to the knowledge of any Transferee or CCG, threatened against or affecting CCG or any Affiliate of CCG in connection with any of the transactions contemplated by this Agreement or any Other Agreement to which Transferee and CCG is or is to become a party or that would, to CCG's knowledge, have a material adverse effect on CCG's business considered as a whole. There is presently no outstanding judgment, decree or order of any Governmental Body against or affecting CCG or any Affiliate of CCG in connection with the transactions contemplated by this Agreement or any Other Agreement to which any Transferee or CCG is or is to become a party.

      4.5. FINDERS' FEES. Neither Transferee, CCG nor any of their officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fee, commission or finders' fee in connection with any of the transactions contemplated hereby.

      4.6. STOCK OWNERSHIP. CCG owns all of the issued and outstanding capital stock of the Transferee.

      4.7. CCG SHARES. At Closing, the CCG Shares shall be duly authorized, validly issued and fully paid and non-assessable.

                                   ARTICLE V.
                                CERTAIN COVENANTS

      5.1. CONDUCT OF BUSINESS PENDING CLOSING. From and after the date hereof and until the Closing Date, unless Transferee shall otherwise consent in writing, Transferor shall (and Mr. Sayegh shall cause Transferor to) conduct its affairs as follows:

      (a) ORDINARY COURSE; COMPLIANCE. The Business shall be conducted only in the ordinary course and consistent with past practice. Transferor and Mr. Sayegh shall maintain the Transferred Assets, and the Leased Real Estate consistent with past practice and shall comply in a timely fashion with the provisions of all Permits and its other agreements and commitments. Transferor shall use its best efforts to keep the Business organization intact, keep available the services of its present employees and preserve the goodwill of its suppliers, patrons and others having business relations with it. Transferor shall maintain in full force and effect its policies of insurance, subject only to variations required by the ordinary operations of the Business, or else shall obtain, prior to the lapse of any such policy, substantially similar coverage with insurers of recognized standing.

      (b) PROHIBITED TRANSACTIONS. Transferor shall not: (i) amend or terminate any Permit; (ii) fail to pay any Liability or charge when due, other than Liabilities contested in good faith by appropriate proceedings; (iii) enter into any employment or consulting contract or arrangement with any employee of the Cinema; (iii) take any action or omit to take any action that is reasonably likely to result in the occurrence of any event described in SECTION 3.5; or
(vi) take any action or omit to take any action that will cause a breach or termination of any Permit, other than termination by fulfillment of the terms thereunder.

      (c) ACCESS, INFORMATION AND DOCUMENTS. Transferor shall give to Transferee and to Transferee's employees and representatives (including accountants, attorneys, environmental consultants and engineers) access during normal business hours to all of the properties, books, contracts, commitments, records, officers, personnel and accountants (including independent public accountants and their workpapers) of Transferor solely as they relate to the Cinema and shall furnish to Transferee all such documents and copies of documents and all information with respect to the properties, Liabilities and affairs of Transferor (solely as they relate to the Cinema) as Transferee may reasonably request, including but not limited to weekly reports of gross box office and concession receipts at the Cinema, at the same time such reports are available to Transferor's management.

      5.2. FULFILLMENT OF AGREEMENTS. Each party hereto shall use its best efforts to cause all of those conditions to the obligations of the other under
ARTICLE VI that are not beyond its reasonable control to be satisfied on or prior to the Closing and shall use its best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement. Transferor shall, prior to Closing, obtain the consents referred to in SECTION 3.3.

      5.3. EMPLOYMENT, SEVERANCE AND TERMINATION PAYMENTS. Transferor agrees to pay, perform and discharge any and all severance payments, payroll and employment related Liabilities with respect to employees of Transferor at the Cinema accruing up to the close of business on the date immediately preceding the Closing Date or which result from the transfer of the Transferred Assets hereunder and the employment by Transferee of those employees and shall indemnify and hold harmless Transferee and its directors, officers and Affiliates from and against any and all losses, Liabilities, damages, costs and expenses, including reasonable legal fees and disbursements, that any of the aforesaid may suffer or incur by reason of or relating to any such Liabilities.

      5.4. TRANSFEROR'S EMPLOYEES. Transferee shall have the right, but not the obligation, to offer employment to any of the employees of Transferor who are employed at the Cinema. At or prior to the Closing, Transferor shall fully compensate all employees of Transferor at the Cinema for all work performed through and including the Closing Date. Transferor does not guaranty that any of the employees to which Transferee or CCG will offer employment will accept such offer of employment.

      5.5.  WORKERS' COMPENSATION AND DISABILITY CLAIMS.

      (a) TRANSFEROR'S LIABILITY. Transferor shall remain liable for all Liability for all workers' compensation, disability and occupational diseases of or with respect to all of Transferor's employees attributable to injuries, claims, conditions, events and occurrences occurring on or before the Closing Date.

      (b) TRANSFEREE'S LIABILITY. Transferee shall be liable for all Liability for all workers' compensation, disability and occupational diseases of or with respect to all of employees of Transferor hired by Transferee attributable to injuries, claims, conditions, events and occurrences first occurring after the Closing Date.

      5.6.  COVENANT NOT TO COMPETE.

      (a) RESTRICTION. For a period of five years from and after the Closing Date, neither Transferor nor Mr. Sayegh shall not, directly or indirectly, own, manage, operate, join, control or participate in the ownership, management, operation or control of, or be employed or otherwise connected as an officer, employer, stockholder, partner or otherwise with, the Cinema within a seven mile radius of any theatre owned directly or indirectly by CCG on the date immediately following the Closing Date. Ownership of not more than 2% of the outstanding stock of any publicly traded company or operation of the projects identified in SECTION 5.11 shall not be a violation of this Section.

      (b) ENFORCEMENT. The restrictive covenant contained in this Section is a covenant independent of any other provision of this Agreement and the existence of any claim that Transferor may allege against any other party to this Agreement, whether based on this Agreement or otherwise, shall not prevent the enforcement of this covenant. Transferor agrees that Transferee's remedies at law for any breach or threat of breach by Transferor of the provisions of this Section will be inadequate, and that Transferee shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Section and to enforce specifically the terms and provisions hereof, in addition to any other remedy to which Transferee may be entitled at law or equity. In the event of litigation regarding this covenant not to compete, the prevailing party in such litigation shall, in addition to any other remedies the prevailing party may obtain in such litigation, be entitled to recover from the other party its reasonable legal fees and out of pocket costs incurred by such party in enforcing or defending its rights hereunder. The length of time for which this covenant not to compete shall be in force shall not include any period of violation or any other period required for litigation during which Transferee seek to enforce this covenant. Should any provision of this Section be adjudged to any extent invalid by any competent tribunal, such provision will be deemed modified to the extent necessary to make it enforceable.

      5.7. PUBLICITY. Transferor and Transferee shall not issue any press release or otherwise make any announcements to the public or the employees of Transferor with respect to this Agreement prior to the Closing Date without the prior written consent of the other, except as required by Law. If Transferee believes that a public disclosure of the transactions contemplated hereby is required by law, Transferee shall give to Transferor notice thereof at least 24 hours prior to making such disclosure.

      5.8. TRANSITIONAL MATTERS. Transferor and Mr. Sayegh shall cooperate with and assist Transferee and its authorized representatives in order to provide, to the extent reasonably requested by Transferee, an efficient transfer of control of the Transferred Assets and the Leased Real Estate and to avoid any undue interruption in the activities and operations of the Business and the Leased Real Estate following the Closing Date. Transferor shall not cause any utilities to be disconnected until the Transferee shall have established an account for such utility in Transferee's own name. Transferor shall assist in transferring to Transferee the telephone numbers for the Cinema location. Transferee shall be liable to Transferor for the utility payments for any utility maintained by the Transferor after the Closing Date. Transferor shall cooperate with Transferee's lender, Provident Bank, in connection with the consummation by Transferee of the transactions provided hereunder, as reasonably requested by such lender. Such cooperation shall permit Provident Bank to rely on the legal opinion be delivered by Transferor's counsel hereunder. Prior to Closing, Transferor shall remove all of its movie trailers from films at the Cinema.

      5.9. BOOKS AND RECORDS. Transferor shall not destroy or dispose of any books, records, and files relating to the Business to the extent that they pertain to the Business prior to the Closing Date.

      5.10. PERMITS; N.J. ISRA. Transferor shall use its best efforts to provide to Transferee valid Permits for the Cinema prior to Closing. In the event that Transferor is unable to do so by Closing, then Transferor shall provide Transferee with such Permits within 30 days after Closing. Transferors shall obtain prior to Closing letters of Non-Applicability with respect to the Leased Real Estate under the New Jersey Site Recovery Act (PL 1993, ch. 39).

                                   ARTICLE VI.
                       CONDITIONS TO CLOSING; TERMINATION

      6.1. CONDITIONS PRECEDENT TO OBLIGATION OF TRANSFEREE. The obligation of Transferee and CCG to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part by Transferee or CCG at Transferee's or CCG's sole option:

      (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Transferor and Mr. Sayegh contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Transferor and Mr. Sayegh shall have performed in all respects all of the covenants and complied with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

      (b) LITIGATION. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby or that would, after Closing, limit or adversely affect Transferee's ownership of the Transferred Assets or the Leased Real Estate in a manner different from Transferor's, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or any of the Other Agreements or seeking monetary or other relief by reason of the consummation of any of such transactions.

      (c) NO MATERIAL ADVERSE CHANGE. Between the date hereof and the Closing Date, there shall have been no material adverse change, regardless of insurance coverage therefor, in the Business or any of the Transferred Assets, results of operations, prospects or condition, of the Cinema or the Leased Real Estate.

      (d) CLOSING CERTIFICATE. If Closing occurs after the date hereof, Transferor shall have delivered a certificate, dated the Closing Date certifying to the fulfillment of the conditions set forth in subparagraphs (a), (b) and (c) of this Section. Such certificate shall constitute a representation and warranty of Transferor with regard to the matters therein for purposes of this Agreement.

      (e) CLOSING DOCUMENTS. Transferee and CCG shall have received the other documents referred to in SECTION 6.3(A). All agreements, certificates, opinions and other documents delivered by Transferor to Transferee and CCG hereunder shall be in form and substance reasonably satisfactory to Transferee and CCG.

      (f) TITLE INSURANCE. Transferee, at their sole cost and expense, shall have obtained for all Leased Real Estate final marked commitments to issue to Transferee ALTA (1990-Form B with appropriate state endorsements) owner's policies of title insurance in coverage amounts equal to the fair market values of the Leased Real Estate, insuring good title to the Leased Real Estate with mechanic's liens coverage and such endorsements as Transferee may have reasonably requested and with exceptions only for ALTA standard printed exceptions (other than mechanic's and materialmen's liens and rights of possession), and Permitted Encumbrances.

      (g) BOARD APPROVAL; BANK APPROVAL. Transferee and CCG shall have received the approval of its Board of Directors and its senior secured lender to the transactions contemplated hereunder.

      (h) OTHER AGREEMENTS. CCG shall have closed under the agreement to purchase Cinema 23 in Cedar Grove, New Jersey, which is owned by Mr. Sayegh.

      (i) RELEASE OR TERMINATION OF MORTGAGE AND OTHER ENCUMBRANCES.  Transferor
shall  have  caused  all   Encumbrances  on  the  Leased  Real  Estate  and  all
Encumbrances on the other Transferred Assets to be released.

      (j) LEASED REAL ESTATE. Mr. Sayegh shall have executed and delivered the Lease Agreement.

      (k) CONSENTS. Transferor shall have received the other consents, approvals and actions of the Persons identified in SECTION 3.3.

      (l) NEW THEATER TRANSITION FORMS. Transferee shall have received a completed New Theater Transition Form in respect of the Transferor.

      (m) VOTING TRUST AGREEMENT. Transferor shall have executed and delivered a Voting Trust Agreement substantially in the form of EXHIBIT D with respect to the CCG Shares ("Voting Trust Agreement").

      (n) REGISTRATION RIGHTS AGREEMENT. Transferor shall have executed and delivered a Registration Rights Agreement substantially in the form of EXHIBIT E with respect to the CCG Shares ("Registration Rights Agreement").

      (o) DUE DILIGENCE. CCG shall have been satisfied with its due diligence investigation of the Cinema.

      6.2. CONDITIONS PRECEDENT TO OBLIGATION OF TRANSFEROR AND MR. SAYEGH. The obligation of Transferor and Mr. Sayegh to proceed with the Closing under this Agreement is subject to the fulfillment prior to or at Closing of the following conditions, any one or more of which may be waived in whole or in part by Transferor or Mr. Sayegh at Transferor's or Mr. Sayegh's sole option:

      (a) BRINGDOWN OF REPRESENTATIONS AND WARRANTIES; COVENANTS. Each of the representations and warranties of Transferee and CCG contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, with the same force and effect as though such representations and warranties had been made on, as of and with reference to the Closing Date. Transferee and CCG shall have performed all of the covenants and complied in all respects with all of the provisions required by this Agreement to be performed or complied with by it at or before the Closing.

      (b) LITIGATION. No statute, regulation or order of any Governmental Body shall be in effect that restrains or prohibits the transactions contemplated hereby, and there shall not have been threatened, nor shall there be pending, any action or proceeding by or before any Governmental Body challenging the lawfulness of or seeking to prevent or delay any of the transactions contemplated by this Agreement or the Other Agreements or seeking monetary or other relief by reason of the consummation of such transactions.

      (c) CLOSING CERTIFICATE. If Closing occurs after the date hereof, Transferee and CCG shall have delivered a certificate, dated the Closing Date certifying to the fulfillment of the conditions set forth in subparagraphs (a) and (b) of this SECTION 6.2. Such certificate shall constitute a representation and warranty of Transferee with regard to the matters therein for purposes of this Agreement.

      (d) OTHER AGREEMENTS. Mr. Sayegh shall have closed under CCG's agreement to purchase Cinema 23, which is owned by Mr. Sayegh.

      (e) CLOSING DOCUMENTS. Transferor shall also have received the other documents referred to in SECTION 6.3(B). All agreements, certificates, opinions and other documents delivered by Transferee to Transferor hereunder shall be in form and substance reasonably acceptable to counsel for Transferor, in the exercise of such counsel's reasonable professional judgment.

      (f) LEASE AGREEMENT. Transferee shall have executed and delivered the Lease Agreement.

      6.3.  DELIVERIES AND PROCEEDINGS AT CLOSING.

      (a) DELIVERIES BY TRANSFEROR AND MR. SAYEGH. Transferor and Mr. Sayegh shall deliver or cause to be delivered to Transferee at the Closing:

            (i) General warranty instrument of conveyance and assignment of the Transferred Assets in the form attached hereto as EXHIBIT F.

            (ii) Assignments of all transferable or assignable licenses, Permits and warranties relating to the Transferred Assets and of any Intellectual Property included in the Transferred Assets, duly executed and in forms acceptable to Transferee.

            (iii) [not used].

            (iv) Certificates of the appropriate public officials to the effect that Transferor was a validly existing corporation in good standing in its state of formation as of a date not more than 15 business days prior to the Closing Date.

            (v) Incumbency and specimen signature certificates dated the Closing Date, signed by the officers of Transferor and certified by its Chief Executive Officer or Executive Vice President.

            (vi) True and correct copies of the Transferor's Certificate of Incorporation certified by the Secretary of State as of the Closing Date.

            (vii) Certificates of Transferor (A) setting forth all resolutions of the Directors of Transferor and the stockholders of Transferor authorizing the execution and delivery of this Agreement and the Other Agreements and the performance by Transferor of the transactions contemplated hereby and thereby, and (B) to the effect that the Certificate of Incorporation of Transferor delivered pursuant to SECTION 6.3(A)(VI) were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

            (viii) The opinion of Buklad & Buklad, legal counsel to Transferor, in substantially the form of EXHIBIT G.

            (ix) Keys for the Cinema location.

            (x) All vendor warranties (including those for the roofs on the Cinema) respecting the Transferred Assets.

            (xi)  Such  other   agreements   and  documents  as  Transferee  may
reasonably request.

      (b) DELIVERIES BY TRANSFEREE. Transferee shall deliver or cause to be delivered to Transferor at the Closing:

            (i)   [not used].

            (ii) A certificate of the appropriate public official to the effect that Transferee and CCG is a validly existing corporation in the State of Delaware as of a date not more than 15 business days prior to the Closing Date.

            (iii) Incumbency and specimen signature certificates signed by the officers of Transferee and CCG and certified by the Secretary of Transferee and CCG.

            (iv) True and correct copies of the Certificates of Incorporation of Transferee and CCG as of a date not more than 15 business days prior to the Closing Date, certified by the Secretary of State of Delaware.

            (v) A certificate of the Secretary of Transferee and CCG (A) setting forth all resolutions of the Board of Directors of Transferee and CCG authorizing the execution and delivery of this Agreement and Other Agreements and the performance by Transferee and CCG of the transactions contemplated hereby and thereby, certified by the Secretary of Transferee and CCG and (B) to the effect that the Certificates of Incorporation of Transferee delivered pursuant to SECTION 6.3(B)(IV) were in effect at the date of adoption of such resolutions, the date of execution of this Agreement and the Closing Date.

            (vi)  The  opinion  of  Kirkpatrick  &  Lockhart  LLP,   counsel  to
Transferee and CCG, in substantially the form of EXHIBIT H.

            (vii)  Such  other   agreements  and  documents  as  Transferor  may
reasonably request.

      6.4.  TERMINATION.

      (a) MUTUAL CONSENT; FAILURE OF CONDITIONS. Except as provided in SECTION 6.4(B), this Agreement may be terminated at any time prior to Closing by: (i) mutual consent of Transferee, CCG and Transferor; (ii) Transferee and CCG, if any of the conditions specified in SECTION 6.1 hereof shall not have been fulfilled by December 19, 1997 and shall not have been waived by Transferee and CCG; or (iii) Transferor, if any of the conditions specified in SECTION 6.2 hereof shall not have been fulfilled by December 19, 1997 and shall not have been waived by Transferor. In the event of termination of this Agreement by either Transferee, CCG or Transferor pursuant to clause (ii) or (iii) of the immediately preceding sentence, Transferee and CCG, on the one hand, and Transferor on the other hand shall be liable to the other for any breach hereof by such party, which breach led to such termination, and the rights and obligations of the parties set forth in SECTIONS 7.2, 7.3 and 8.1 shall survive such termination. Transferee, CCG and Transferor shall also be entitled to seek any other remedy to which it may be entitled at law or in equity in the event of such termination, which remedies shall include injunctive relief and specific performance. Notwithstanding the foregoing, in the event that this Agreement is terminated by one party hereto pursuant to clause (ii) or (iii) of the first sentence of this Section solely as a result of a breach by the other party hereto of a representation or warranty of such other party as of a date after the date of this Agreement, which breach could not have been reasonably anticipated by such other party and was beyond the reasonable control of such other party, then the remedy of the party terminating this Agreement shall be limited solely to recovery of all of such party's costs and expenses incurred in connection herewith.

      (b) CASUALTY DAMAGE. Notwithstanding anything else herein to the contrary, if prior to Closing the Transferred Assets (or any portion thereof) are damaged by fire or any other cause, the reasonable estimate of the immediate repair of which would cost more than $50,000, Transferee at its option, which may be exercised by written notice given to Transferor within ten business days after Transferee's receipt of notice of such loss, may declare this Agreement null and void, or Transferee may Close subject to reduction of the Purchase Price by the amount of any applicable insurance deductible which shall be paid by Transferee and assignment to Transferee of the proceeds from any insurance carried by Transferor covering such loss. If prior to Closing the Transferred Assets (or any portion thereof) are damaged by fire or any other cause, the reasonable estimate of the repair of which would cost $50,000 or less, such event shall not excuse Transferee from their obligations under this Agreement, but the Purchase Price shall be reduced by an amount equal to the amount of such cost and Transferor shall be entitled to retain the net insurance proceeds collected or to be collected by Transferor.

                                  ARTICLE VII.
                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

      7.1. SURVIVAL OF REPRESENTATIONS. All representations, warranties and agreements made by any party in this Agreement or pursuant hereto shall survive the Closing; PROVIDED, HOWEVER, that, representations and warranties hereunder shall survive for a period of three years after the Closing Date, with the exception of the representations and warranties contained in SECTIONS 3.1, 3.2,
3.3 AND 3.6, the first sentence of SECTION 3.8, and SECTIONS 4.1, 4.2 AND 4.3, all of which shall survive for the period of the applicable statute of limitations plus 90 days. All claims for damages made by virtue of any representations, warranties and agreements herein shall be made under, and subject to the limitations set forth in, this ARTICLE VII. The representations and warranties set forth in ARTICLES III and IV are cumulative, and any limitation or qualification set forth in any one representation and warranty therein shall not limit or qualify any other representation and warranty therein. Except the representations and warranties of each party hereto expressly contained in this Agreement or the Other Agreements, no party hereto is making and specifically disclaims any representations or warranties of any kind or character, express or implied.

      7.2. INDEMNIFICATION BY TRANSFEROR AND MR. SAYEGH. Transferor and Mr. Sayegh shall jointly and severally indemnify, defend, save and hold Transferee, CCG and their officers, directors, employees, agents and Affiliates (collectively, "Transferee Indemnitees") harmless from and against all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing; collectively, "Transferee Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Transferee Indemnitees, directly or indirectly, in connection with, arising out of, resulting from, or which would not have occurred but for, (i) a material breach of any representation or warranty made by Transferor in this Agreement, in any certificate or document furnished pursuant hereto by Transferor or any Other Agreement to which Transferor is or is to become a party, (ii) a breach or nonfulfillment of any covenant or agreement made by Transferor in or pursuant to this Agreement and in any Other Agreement to which Transferor is or is to become a party, (iii) any Retained Liability, (iv) any successor liability (or Liabilities based on similar theories) arising out of any facts or circumstances occurring prior to the Closing Date or Liability arising out of or attaching by virtue of Transferor being a member of a controlled group or affiliated group of entities,
(v) the provisions of 29 U.S.C. ss. 1161-1168, as same may be amended from time to time, and the regulations and rulings thereunder, with respect to the employees of Transferor at the Cinema, and (vi) the oil spill on the Leased Real Estate resulting from the removal of an underground storage tank.

      7.3. INDEMNIFICATION BY TRANSFEREE. Transferee and CCG shall indemnify, defend, save and hold Mr. Sayegh and Transferor and its officers, directors, employees, Affiliates and agents (collectively, "Transferor Indemnitees") harmless from and against any and all demands, claims, actions or causes of action, assessments, losses, damages, deficiencies, Liabilities, costs and expenses (including reasonable legal fees, interest, penalties, and all reasonable amounts paid in investigation, defense or settlement of any of the foregoing; collectively, "Transferor Damages") asserted against, imposed upon, resulting to, required to be paid by, or incurred by any Transferor Indemnitees, directly or indirectly, in connection with, arising out of, resulting from, or which would not have occurred but for, (i) a material breach of any representation or warranty made by Transferee or CCG in this Agreement or in any certificate or document furnished pursuant hereto by Transferee or CCG or any Other Agreement to which Transferee or CCG is or is to become a party, and (ii) a breach or nonfulfillment of any covenant or agreement made by any Transferee or CCG in or pursuant to this Agreement and in any Other Agreement to which any Transferee or CCG is or is to become a party.

      7.4. WAIVER OF STATUTE OF LIMITATIONS. Each party hereto waives any applicable statute of limitations that may be applicable to Damages arising under clauses (iii), (iv) and (v) of Section 7.2 and clause (iii) of Section 7.3.

      7.5. NOTICE OF CLAIMS. If any Transferee Indemnitee or Transferor Indemnitee (an "Indemnified Party") believes that it has suffered or incurred or will suffer or incur any Damages for which it is entitled to indemnification under this ARTICLE VII, such Indemnified Party shall so notify the party or parties from whom indemnification is being claimed (the "Indemnifying Party") with reasonable promptness and reasonable particularity in light of the circumstances then existing. If any action at law or suit in equity is instituted by or against a third party with respect to which any Indemnified Party intends to claim any Damages, such Indemnified Party shall promptly notify the Indemnifying Party of such action or suit. The failure of an Indemnified Party to give any notice required by this Section shall not affect any of such party's rights under this ARTICLE VII or otherwise except and to the extent that such failure is actually prejudicial to the rights or obligations of the Indemnified Party.

      7.6. THIRD PARTY CLAIMS. The Indemnifying Party shall have the right to conduct and control, through counsel of its choosing, the defense of any third party claim, action or suit, and the Indemnifying Party may compromise or settle the same, provided that the Indemnifying Party shall give the Indemnified Party advance notice of any proposed compromise or settlement. The

Indemnifying Party shall permit the Indemnified Party to participate in the defense of any such action or suit through counsel chosen by the Indemnified Party, provided that the fees and expenses of such counsel shall be borne by the Indemnified Party (subject to reimbursement pursuant to SECTION 7.1 or 7.2, as the case may be).

      7.7. LIMITATION ON INDEMNIFICATION. No Indemnified Party shall be entitled to make a claim for indemnification for inaccuracy in or breach of representation or warranty pursuant to clause (I) of SECTION 7.2 until the cumulative and aggregate amount of all Damages as a result of all matters covered by clause (I) of SECTION 7.2 exceeds $10,000 (the "Basket Amount"). If and when such damages do exceed the Basket Amount, then the Indemnified Party shall be entitled to indemnification for all such damages in excess of the Basket Amount. Any indemnification payment under this Agreement shall take into account any insurance proceeds or other third party reimbursement actually received (other than the proceeds of any self insurance or, to the extent it is the economic equivalent of self insurance, any insurance that is retrospectively rated).

      7.8. PAYMENT. All indemnification payments under this ARTICLE VII shall be made promptly in cash.

                                  ARTICLE VIII.
                                  MISCELLANEOUS

      8.1.  COSTS  AND  EXPENSES.  Transferee  and  CCG,  on the one  hand,  and
Transferor and Mr. Sayegh, on the other hand, shall each pay its respective expenses, brokers' fees and commissions and expenses incurred in connection with this Agreement and the transactions contemplated hereby, including all accounting, legal and appraisal fees and settlement charges. All transfer taxes, if any, incurred as a result of the transfer of the Transferred Assets shall be paid by Transferor.

      8.2. PRORATION OF EXPENSES. All accrued expenses associated with the Leased Real Estate included in the Transferred Assets, such as rents and other charges under the Lease Agreement, electricity, gas, water, sewer, telephone, property taxes, security services and similar items, shall be prorated between Transferee and Transferor as of the Closing Date. Transferee and Transferor shall settle such amounts within 30 days after Closing.

      8.3. BULK SALES. The parties hereto waive compliance with the provisions of any bulk sales law applicable to the transactions contemplated hereby, and, notwithstanding anything else in this Agreement to the contrary, Transferor shall hold Transferee harmless from and against all claims asserted against the Transferred Assets or the Transferee pursuant to such bulk sales laws.
Transferor agrees to pay timely its account creditors with respect to liabilities not being assumed by Transferee hereunder.

      8.4. FURTHER ASSURANCES. Transferor shall, at any time and from time to time on and after the Closing Date, upon the reasonable request by Transferee and without further consideration, take or cause to be taken such actions and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such instruments, documents, transfers, conveyances and assurances as may be required or desirable for the better conveying, transferring, assigning, delivering, assuring and confirming the Transferred Assets to Transferee.

      8.5. NOTICES. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed to have been duly given or made (i) the fifth business day after the date of mailing, if delivered by registered or certified mail, postage prepaid, (ii) upon delivery, if sent by hand delivery, (iii) upon delivery, if sent by prepaid courier, with a record of receipt, or (iv) the next day after the date of dispatch, if sent by cable, telegram, facsimile or telecopy (with a copy simultaneously sent by registered or certified mail, postage prepaid, return receipt requested), to the parties at the following addresses:

      (i)   if to Transferee, to:

            7 Waverly Place
            Madison, New Jersey  07940
            Telecopy:  (201) 377-4303
            Attention:  A. Dale Mayo, President

            with a required copy to:

            David L. Forney, Esq.
            Kirkpatrick & Lockhart LLP
            1500 Oliver Building
            Pittsburgh, Pennsylvania  15222-2312
            Telecopy:  (412) 355-6501

      (ii) if to Transferor, to:

            Mr. Jesse Y. Sayegh
            Rialto Theatre of Westfield, Inc.
            244-254 East Broad Street
            Westfield, New Jersey  07090
            Telecopy:

            with a required copy to:

            Henry A. Buklad, Jr., Esquire
            Buklad & Buklad
            76 S. Orange Avenue
            South Orange, New Jersey  07079
            Telecopy:  (201) 762-1329

      Any party hereto may change the address to which notice to it, or copies thereof, shall be addressed, by giving notice thereof to the other parties hereto in conformity with the foregoing.

      8.6. CURRENCY. All currency references herein are to United States dollars.

      8.7. OFFSET; ASSIGNMENT; GOVERNING LAW. Transferee and CCG shall be entitled to offset or recoup from amounts due to Transferor from Transferee or CCG hereunder or under any Other Agreement against any obligations of Transferor to Transferee or CCG hereunder or under any Other Agreement (including Transferee Damages). This Agreement and all the rights and powers granted hereby shall bind and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and the rights, interests and obligations hereunder may not be assigned by any party hereto without the prior written consent of the other parties hereto, except that Transferee or CCG may make such assignments to any Affiliate of Transferee or CCG provided that Transferee or CCG remain liable hereunder, and, further, Transferee and CCG may collaterally assign their rights hereunder to Provident Bank or other commercial lending institution. This Agreement shall be governed by and construed in accordance with the laws of New Jersey without regard to its conflict of law doctrines.

      8.8. AMENDMENT AND WAIVER; CUMULATIVE EFFECT. To be effective, any amendment or waiver under this Agreement must be in writing and be signed by the party against whom enforcement of the same is sought. Neither the failure of any party hereto to exercise any right, power or remedy provided under this Agreement or to insist upon compliance by any other party with its obligations hereunder, nor any custom or practice of the parties at variance with the terms hereof shall constitute a waiver by such party of its right to exercise any such right, power or remedy or to demand such compliance. The rights and remedies of the parties hereto are cumulative and not exclusive of the rights and remedies that they otherwise might have now or hereafter, at law, in equity, by statute or otherwise.

      8.9. ENTIRE AGREEMENT; NO THIRD PARTY BENEFICIARIES. This Agreement and the Schedules and Exhibits set forth all of the promises, covenants, agreements, conditions and undertakings between the parties hereto with respect to the subject matter hereof, and supersede all prior or contemporaneous agreements and understandings, negotiations, inducements or conditions, express or implied, oral or written. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except the provisions of SECTIONS 7.2 AND 7.3 relating to Transferee Indemnitees and Transferor Indemnitees and SECTION 8.10.

      8.10. THIRD PARTY BENEFICIARY. No Person is an intended third party beneficiary of this Agreement.

      8.11. SEVERABILITY. If any term or other provision of this Agreement is held by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced under any rule of Law in any particular respect or under any particular circumstances, such term or provision shall nevertheless remain in full force and effect in all other respects and under all other circumstances, and all other terms, conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

      8.12. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which together shall be deemed to be one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                    JESSE SAYEGH

                                    /s/ Jesse Sayegh
                                    ---------------------------------



                                    THE NEW BELLEVUE THEATER CORP.

                                    By: /s/ Jesse Sayegh
                                       ------------------------------
                                          Jesse Sayegh
                                          Title:  President


                                    CLEARVIEW CINEMA GROUP, INC.

                                    By: /s/ A. Dale Mayo
                                       ------------------------------
                                          A. Dale Mayo
                                          Title:  President


                                    CCC BELLEVUE CINEMA CORP.

                                    By: /s/ A. Dale Mayo
                                       --------------------------------
                                          A. Dale Mayo
                                          Title:  President

                         LIST OF SCHEDULES AND EXHIBITS

Schedule 1.1P           Permitted Encumbrances
Schedule 3.5            No Changes
Schedule 3.7            Undisclosed Liabilities
Schedule 3.8            Title; Business
Schedule 3.9            Litigation or Proceedings
Schedule 3.12           Leased Real Estate
Schedule 3.14           Insurance
Schedule 3.16           Employee Benefits
Schedule 3.17           Environmental Matters


Exhibit A               Leased Real Estate/Lease Agreement
Exhibit B               [Not Used]
Exhibit C               Income Statements
Exhibit D               Voting Trust Agreement
Exhibit E               Registration Rights Agreement
Exhibit F               Form of General Warranty Instrument of Assignment
Exhibit G               Form of Opinion of Buklad & Buklad
Exhibit H               Form of Opinion of Kirkpatrick & Lockhart LLP


            [Schedules and Exhibits will be provided upon request.]